EXHIBIT 23.1

CONSENT OF GRANT THORNTON LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 25, 2005, accompanying the financial statements of SCOLR Pharma, Inc. appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2004 which is incorporated by reference in this Amendment No. 1 Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts.”

/s/    GRANT THORNTON LLP

Seattle, Washington

April 8, 2005